Exhibit 10.2
NOTE
(Master Lease #2)

$25,750,000.00	September 10, 2010
Dallas, Texas
FOR VALUE RECEIVED, CAPITAL TEXAS S, LLC, a limited liability company organized under the laws of the State of Delaware (“Borrower”), shall pay to the order of HEALTH CARE REIT, INC., a corporation organized under the laws of the State of Delaware (“Lender”), the principal sum of TWENTY FIVE MILLION SEVEN HUNDRED FIFTY THOUSAND and 00/100 Dollars ($25,750,000.00), or so much thereof as shall have been advanced to Borrower, with interest on so much thereof as shall from time to time be outstanding through the Maturity Date (but not beyond the Maturity Date) at the rate of interest set forth below.
This note is given pursuant to the Loan Agreement of even date between Borrower and Lender, as amended from time to time (“Loan Agreement”) and is subject to the provisions thereof. The definitions in the Loan Agreement shall be applicable to any capitalized terms herein that are not otherwise defined herein. If there is any conflict between the terms of the Loan Agreement and the terms of this note, the provisions of the Loan Agreement shall control.
1. Definitions.
“Business Day” means any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America or the State of Ohio.
“Closing Date” means the date of this note.
“Collateral Document” means any document providing security for or guarantee of repayment of this note.
“Commencement Date” means [i] the Closing Date if the Closing Date occurs on the first day of a month or [ii] the first day of the month after the Closing Date if the Closing Date occurs on any day other than the first day of the month.
“Default Rate” means 12.0% per annum.
“Event of Default” has the meaning set forth in §8.
“Facility” has the meaning set forth in the Lease.
“Initial Rate” means the rate of 8.50% per annum, plus the cumulative annual increase by the Initial Rate Increaser Amount as set forth in §2(a).

“Initial Rate Increaser Amount” means, as of any Rent Adjustment Date, three percent of the then applicable Initial Rate.
“Lease” means the Master Lease Agreement by which certain affiliates of Lender lease the Facility to an affiliate of Borrower.
“Lease Year” has the meaning set forth in the Lease.
“Loan” means the loan evidenced by this note.
“Loan Advance” means each advance of proceeds of the Loan.
“Maturity Date” means the day before the 15th anniversary of the Commencement Date.
“Mortgage” means the Leasehold Deed of Trust dated this date, made by Borrower in favor of Lender to secure repayment of this note, as amended from time to time.
“Rent Adjustment Date” has the meaning set forth in the Lease.
“Rent Escalation Condition” has the meaning set forth in the Lease.
“State” means the State of Ohio.
2. Interest Rate.
(a) Initial Rate. Interest shall accrue on the principal amount outstanding from and after the Closing Date until the Maturity Date (but not beyond the Maturity Date) at the Initial Rate. On each Rent Adjustment Date, provided that, as of such date, the Rent Escalation Condition has been met for the just ending Lease Year, the Initial Rate then in effect will be increased by the Initial Rate Increaser Amount. If, as of any Rent Adjustment Date, the Rent Escalation Condition has not been so met for the just ending Lease Year, then the Initial Rate then in effect will not be so increased. However, if the Rent Escalation Condition has not been met as of one or more Rent Adjustment Dates, the Initial Rate for the next Lease Year with respect to which the Rent Escalation Condition is satisfied shall be determined as if the Rent Escalation Condition had been satisfied as of all previous Rent Adjustment Dates and the Initial Rate had escalated pursuant to, and in accordance with, this §2(a) for all prior periods.
(b) Default Rate. After the occurrence and during the continuance of an Event of Default, Borrower shall pay interest on this note through the Maturity Date (but not beyond the Maturity Date) at the Default Rate.
(c) Computation Method. All interest rates shall be calculated based on the actual number of days elapsed over a 360-day year (365/360 method).

3. Payments. Borrower shall make payments in accordance with the following:
(a) On the Commencement Date, Borrower shall make a payment of interest on the outstanding principal balance of this note at the Initial Rate for the period commencing on the Closing Date and ending on the day before the Commencement Date.
(b) Commencing on the first day of the first month after the Commencement Date and on the first day of each month thereafter to and including the Maturity Date, Borrower shall pay to Lender accrued interest on this note.
(c) Subject to §28 hereof, on the Maturity Date or upon prepayment of this note, Borrower shall pay the outstanding principal balance of this note, all accrued and unpaid interest, and all charges, expenses and other amounts payable by Borrower to Lender.
4. Method and Place of Payment. Borrower shall make all payments on this note by electronic wire transfer in accordance with the wiring instructions set forth in Exhibit A attached hereto, subject to change in accordance with other written instructions provided by Lender from time to time.
5. Prepayment. Borrower may prepay all or any portion of the outstanding principal balance of this note, all accrued and unpaid interest, and all charges, expenses and other amounts payable by Borrower to Lender at any time without payment of any prepayment fee.
6. Late Charge. Borrower acknowledges that any default in any interest payment due under this note will result in loss and additional expense to Lender in handling such delinquent payments and meeting Lender’s other financial obligations. Because such loss and additional expense is extremely difficult and impractical to ascertain, Borrower agrees that if any interest payment hereunder is not paid within 10 days after the due date, Borrower shall pay, as a reasonable estimate of such loss and expense, a late charge equal to the lesser of [i] 5% of the amount of the overdue payment, or [ii] the maximum amount permitted by applicable law.
7. Application of Payments. Unless Lender elects otherwise, in its sole discretion, all payments and other amounts received by Lender shall be credited as follows: [i] first, to any charges, costs, expenses and fees payable by Borrower under this note, the Loan Agreement or the Mortgage, or incurred by Lender for the protection of any collateral securing the payment of this note, if not paid by Borrower by the due date; [ii] second, to interest on the foregoing amounts at the Default Rate from the due date or date of payment by Lender, as the case may be; [iii] third, to accrued but unpaid interest on this note; [iv] fourth, to the principal amount outstanding; and [v] the balance, if any, to Borrower. Notwithstanding the foregoing, the application of any Letter of Credit proceeds shall be governed by the Lease.
8. Default. Any Event of Default under the Loan Agreement shall constitute an “Event of Default” hereunder without any additional notice to Borrower other than as required under the Loan Agreement or the Lease, such additional notice being expressly waived by Borrower.

9. Acceleration. Subject to §28 hereof, upon the occurrence of any Event of Default, in addition to all other remedies available to Lender under the Loan Agreement, Mortgage, or any other security for or guarantee of this note, at the option of Lender [i] the outstanding principal balance of this note, all accrued and unpaid interest thereon, and all other amounts payable by Borrower to Lender shall be immediately due and payable, and [ii] all such amounts shall bear interest at the Default Rate from the date of the Event of Default until satisfied. Lender may exercise either or both options without notice or demand of any kind.
10. Governing Law. This note shall be governed by and construed in accordance with the internal laws of the State, without giving effect to the conflict of laws rules thereof. The chief executive office of Lender is located in the State of Ohio. The proceeds of this note will be advanced from Lender’s Ohio office and payments on this note will be received in Lender’s Ohio office. Borrower acknowledges that the foregoing constitutes a sufficient nexus with the State of Ohio such that the choice of law set forth in this note shall be enforceable in all state and federal courts, including any court located in the State of Texas, and Borrower waives any claim or defense that such choice of law is not enforceable.
11. Time is of the Essence. Time is of the essence in the payment of this note. All grace periods in the Loan Agreement and any Collateral Document that apply to a default shall run concurrently.
12. Holidays. If any installment of this note becomes due on a day which is not a Business Day, Borrower may pay the installment on the next succeeding day on which banking institutions are open.
13. Waivers. None of the following shall be a course of dealing, estoppel, waiver or the like on which any party to this note or any Collateral Document may rely: [i] Lender’s acceptance of one or more late or partial payments; [ii] Lender’s forbearance from exercising any right or remedy under this note or any Collateral Document; or [iii] Lender’s forbearance from exercising any right or remedy under this note or any Collateral Document on any one or more occasions. Lender’s exercise of any rights or remedies or a part of a right or remedy on one or more occasions shall not preclude Lender from exercising the right or remedy at any other time. Lender’s rights and remedies under this note, the Collateral Documents, and the law and equity are cumulative to, but independent of, each other.
14. Representations. Each party to this note and each Collateral Document: [i] acknowledges that Lender would not have extended the credit evidenced by this note and will not continue to extend the credit but for the obligations of each; [ii] warrants that each has executed this note or Collateral Documents to induce Lender to extend and to continue to extend the credit; [iii] warrants that each has received good and valuable consideration for executing this note or any Collateral Document; and [iv] warrants that none have executed this note or any Collateral Document in reliance upon the existence of the security for or guaranty or promise of the payment of this note.

15. Indulgences. Without notice, Lender may do or refrain from doing anything affecting this note or any Collateral Document, as many times as Lender desires, including the following [i] granting or not granting any indulgences to anyone liable for payment of this note or to anyone liable under any Collateral Document; [ii] releasing any security or anyone or any property from liability on this note or any Collateral Document; [iii] amending this note or any Collateral Document, including extending the time for payment of this note, in accordance the terms of such Collateral Documents.
16. No Release of Liability. Subject to §28 hereof, no obligations of any party to this note shall be affected by [i] any default in this note or any Collateral Document when accepted by Lender or arising any time thereafter; [ii] the unenforceability of or defect in this note or in any Collateral Document or any interest conveyed by any Collateral Document; [iii] any decline in the value of any interest in any property conveyed by any Collateral Document; or, [iv] the death, incompetence, insolvency, dissolution, liquidation or winding up of affairs of any party to this note or any Collateral Document or the start of insolvency proceedings by or against any such party. EACH PARTY TO ANY COLLATERAL DOCUMENT WAIVES ALL SURETYSHIP DEFENSES. No party to this note or any Collateral Document may enforce any right of subrogation or contribution unless and until this note is satisfied and waives all rights of subrogation against any party that is subject to insolvency proceedings unless and until this note is satisfied.
17. Notices. All notices, demands, requests and consents (hereinafter “notices”) given pursuant to this note shall be in writing, and shall be served by [i] personal delivery, [ii] United States Mail, postage prepaid; or [iii] nationally recognized overnight courier to the following addresses:

To Borrower:	Capital Texas S, LLC
14160 Dallas Parkway, Suite 300
Dallas, Texas 75254

To Lender:	Health Care REIT, Inc.
4500 Dorr Street
Toledo, Ohio 43615-4040
All notices shall be deemed to be given upon the earlier of actual receipt or three days after deposit in the United States mail or one business day after deposit with the overnight courier. Lender and Borrower may change their notice address at any time by giving the other party written notice of such change.
18. Representation and Warranty Regarding Business Purpose. Borrower represents and warrants that the loan evidenced by this note is for business purposes only and not for personal, family, household, or agricultural purposes.
19. Security; Guaranty. This note is secured by the Mortgage. This note is guaranteed by the Unconditional and Continuing Guaranty of Guarantor.
20. Protest. Except as set forth herein, each party to this note jointly and severally waives protest, notice of protest, demand, dishonor or default, presentment for payment, notice of intent to declare this note immediately due and payable, notice of declaration that this note is immediately due and payable in full, all other notices, and all demands.

21. Savings Clause. The intention of Lender and Borrower is to comply with the laws of the State concerning the rate of interest on this note. Notwithstanding any other provision in this note or in any other document given in connection with this note, Borrower shall not be required to pay interest in excess of the maximum lawful rate. To the extent the amount of interest provided in this note ever exceeds the maximum lawful rate (“Excess Interest”), [i] the provisions of this paragraph shall govern and control; [ii] Borrower shall not be obligated to pay any Excess Interest; [iii] any Excess Interest that Lender may have received shall be credited against the then outstanding balance due under this note and, if the Excess Interest exceeds the outstanding balance, the excess amount shall be refunded to Borrower; [iv] the rate of interest under this note shall be automatically reduced to the maximum lawful rate and this note and any other documents given in connection therewith shall be deemed reformed and modified to reflect such reduction; and [v] subject to the foregoing provisions of this paragraph, Borrower shall have no action or remedy against Lender for any damages whatsoever or any defense to enforcement of the note or any other documents given in connection therewith arising out of the payment or collection of any Excess Interest. In determining whether interest paid or payable on this note exceeds the maximum lawful rate, Borrower agrees to exclude voluntary prepayment fees from the calculation of interest and to spread the total amount of interest throughout the entire contemplated term of this note.
22. Attorney’s Fees and Expenses. Borrower shall pay to Lender all reasonable costs and expenses incurred by Lender in enforcing or preserving Lender’s rights under this note, the Loan Agreement or any Collateral Document, and in all matters of collection, provided an Event of Default has actually occurred or has been declared and thereafter cured, including, but not limited to, [i] attorney’s and paralegal’s fees and disbursements; [ii] the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; [iii] court costs; [iv] the expenses of Lender, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and [v] consulting and witness fees incurred by Lender in connection with any litigation or other proceeding, but excluding Lender’s internal bookkeeping and routine loan servicing costs.
23. Severability. If any clause, provision, section or article of this note is ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision, section, or article shall not affect any of the remaining provisions hereof.
24. Assignment. Borrower shall not assign its rights nor delegate its obligations under this note. Lender shall not assign its rights under this note except as provided in the Loan Agreement.
25. Amendment. This note may not be amended except in writing signed by Borrower and Lender. All references to this note, whether in this note or in any other document or instrument, shall be deemed to incorporate all amendments, modifications, and renewals of this note and all substitutions made therefor after the date hereof.

26. CONSENT TO JURISDICTION. BORROWER HEREBY IRREVOCABLY SUBMITS AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO OR ANY COUNTY IN WHICH A FACILITY IS LOCATED FOR ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO [I] THE TERM SHEET FOR THE LOAN EVIDENCED BY THIS NOTE DATED APRIL 30, 2010 (THE “TERM SHEET”); [II] THIS NOTE; OR [III] ANY LOAN DOCUMENT EXECUTED IN CONNECTION WITH THIS NOTE. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
BORROWER AND ANY GUARANTOR AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR PROPERTY OF LENDER, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THE TERM SHEET, THIS NOTE OR ANY LOAN DOCUMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO.
BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY LENDER IN ANY MANNER AND IN ANY JURISDICTION PERMITTED BY LAW. NOTHING HEREIN SHALL AFFECT OR IMPAIR LENDER’S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR LENDER’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR THE PROPERTY OF BORROWER OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.
27. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND ANY GUARANTOR HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIMS ARISING OUT OF OR RELATING TO THIS NOTE.
28. Limits on Personal Liability/Non-Recourse. Notwithstanding anything herein to the contrary, Borrower shall have no personal liability under this note or any Collateral Document for the repayment of the principal amount of the indebtedness hereunder or for the performance of any other obligations of Borrower under this note or any Collateral Documents and Lender’s only recourse for the satisfaction of the principal amount of the indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the collateral held by Lender as security for the indebtedness. Lender, by accepting this note or any Collateral Document, agrees that it shall not sue for, seek or demand any deficiency judgment or personal judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with this note or any Collateral Document.
29. No Liability of Officers, Directors or Members. None of the officers, directors or members of Borrower shall have any liability or obligations under this note.
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IN WITNESS WHEREOF, the undersigned has executed this note effective as of the date first set forth above.

CAPITAL TEXAS S, LLC
By:	/s/ Gloria Holland
Title: Gloria Holland, Vice President